EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 333-86876 and 333-145027) on Form S-8 of United Community Banks, Inc. of our report dated June 21, 2011, relating to the financial statements of the United Community Banks, Inc. Profit Sharing Plan which appears in this Annual Report on Form 11-K of the United Community Banks, Inc. Profit Sharing Plan for the year ended December 31, 2010.
/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
June 21, 2011